    As filed with the Securities and Exchange Commission on April 29, 1997

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                       __________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       __________________________________

                            QUARTERDECK CORPORATION
             (Exact name of registrant as specified in its charter)
                               13160 MINDANAO WAY
                        MARINA DEL REY, CALIFORNIA 90292

            DELAWARE                          (310) 309-3700                                  95-4320650
(State or other jurisdiction of      (Address including zip code, and                     (I.R.S. Employer
 incorporation or organization)      telephone number, including area code of            Identification Number)
                                     Registrant's principal executive offices)

               EMPLOYEE/CONSULTANT COMPENSATION OPTION AGREEMENTS
                            (Full Title of the Plan)

                       __________________________________


                           BRADLEY D. SCHWARTZ, ESQ.
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                               13160 MINDANAO WAY
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 309-3700
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)
                       __________________________________


                        CALCULATION OF REGISTRATION FEE
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
============================================================================================================
                                                                        Proposed
                                                  Proposed          Maximum Aggregate
Title of Securities       Amount to be        Maximum Offering      Offering Price(1)         Amount of
  to be Registered         Registered        Price Per Share (1)                         Registration Fee(1)
------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.001             750,000                 $2.4375            $1,828,125               $631
============================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the average of the high and low prices of the Common Stock of Quarterdeck Corporation as reported on Nasdaq Stock Market's National Market on April 23, 1997.



================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents heretofore filed by Quarterdeck Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are by this reference incorporated in and made a part of this Registration Statement:

                 (a) The Annual Report on Form 10-K for the fiscal year ended September 30, 1996;

                 (b) The Current Reports on Form 8-K dated January 14, 1997 and April 3, 1997;

                 (c) The Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; and

                 (d)      The Registration Statement on Form 8-A filed April
26, 1991.

                 All reports and other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Bradley D. Schwartz, Senior Vice President and General Counsel of the Company, has, as counsel for the Company, given an opinion as to the validity of the securities being registered by this Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Company provide: (i) the Company is required to indemnify its directors and officers and may indemnify its other employees and agents, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Company) at the Company's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;
(ii) the Company is required to advance expenses, as incurred, to such directors and officers and may advances expenses to such other employees and agents in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Company brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Company is authorized to enter into indemnification agreements with such directors, officers, employees and agents; (iv) the Company may maintain director and officer liability insurance to the extent reasonably available; and (v) the Company may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers, employees and agents. The Company has also entered into an agreement with its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. These indemnification provisions, and the Indemnification Agreements entered into between the Company and its directors and certain of its officers, may be sufficiently broad to permit indemnification of the Company, officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.


                 5.1      Opinion of Bradley D. Schwartz.
                 23.1     Consent of Bradley D. Schwartz (included in Exhibit
                          5.1).
                 23.2     Consent of KPMG Peat Marwick LLP.
                 24       Power of Attorney (included on the Signature Page).

ITEM 9.  UNDERTAKINGS.

                 The Company hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                  (i)      To include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act;

                                  (ii)     To reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of the Registration
                                           Statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the Registration Statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the Registration
                                           Statement or any material change to
                                           such information in the Registration
                                           Statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the

                          Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Los Angeles, State of California, on this 14th day of March 1997.


                                    QUARTERDECK CORPORATION

                                    By:  /s/ Curtis A. Hessler
                                       -------------------------------
                                       Curtis A. Hessler,
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Curtis A. Hessler and Frank R. Greico, and each of them, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                               TITLE                                 DATE
             ---------                               -----                                 ----
/s/ Curtis A. Hessler                 President, Chief Executive Officer              March 14, 1997
----------------------------------    and Director (Principal Executive
Curtis A. Hessler                     Officer)

/s/ Frank R. Greico                   Senior Vice President and Chief                 March 14, 1997
----------------------------------    Financial Officer (Principal
Frank R. Greico                       Financial and Accounting Officer)
                                      Director
/s/ Frank W. T. LaHaye                                                                March 14, 1997
----------------------------------
Frank W. T. LaHaye

/s/ Howard L. Morgan                  Director                                        March 14, 1997
----------------------------------
Howard L. Morgan

/s/ King R. Lee                       Director                                        March 14, 1997
----------------------------------
King R. Lee

/s/ William H. Lane III               Director                                        March 14, 1997
----------------------------------
William H. Lane III
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
                                 EXHIBIT INDEX



             Exhibit Number                                Description
             --------------                                -----------
                 5.1                 Opinion of Bradley D. Schwartz
                 23.1                Consent of Bradley D. Schwartz (included in Exhibit 5.1).
                 23.2                Consent of KPMG Peat Marwick LLP.
                 24                  Power of Attorney (included on the signature page).